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                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Diversified Corporate Resources, Inc. on Form S-8 (File No. 333-27867) of our report dated March 23, 1998 on our audits of the consolidated financial statements and financial statement schedule of Diversified Corporate Resources, Inc. and Subsidiaries as of December 31, 1997 and 1996 and for the years then ended, which report is included in this Annual Report on Form 10-K.



                                                        COOPERS & LYBRAND L.L.P.

Dallas, Texas
March 30, 1998